Exhibit 8.1


                        SIDLEY AUSTIN BROWN & WOOD LLP

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                               December 29, 2004



Countrywide Securities Corporation               The Bank of New York
4500 Park Granada                                101 Barclay Street, 12E
Calabasas, California  91302                     New York, New York  10286

                                                 Wells Fargo Bank, National

          Re:  CWABS, Inc.
               Asset-Backed Certificates, Series 2004-S1
               -----------------------------------------


Ladies and Gentlemen:

     We have acted as special counsel for CWABS, Inc., a Delaware corporation (the "Company"), in connection with the issuance of the CWABS, Inc. Asset-Backed Certificates of the above-referenced Series (the "Certificates"). The Class A-1, Class A-2, Class A-3, Class A-IO, Class A-R, Class M-1, Class M-2 and Class M-3 Certificates are referred to herein as the "Public Certificates."

     The Certificates represent the entire beneficial ownership interest in a trust fund (the "Trust Fund") created pursuant to a Pooling and Servicing Agreement dated as of December 1, 2004 (the "Pooling and Servicing Agreement") by and among the Company, as depositor, Countrywide Home Loans, Inc. ("CHL"), as seller, Countrywide Home Loans Servicing LP, as master servicer, The Bank of New York, as trustee (the "Trustee"), and Wells Fargo Bank,



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SIDLEY AUSTIN BROWN & WOOD LLP                                       NEW YORK

December 29, 2004
Page 2


National Association, as co-trustee. The assets of the Trust Fund consist primarily of a pool of fixed rate mortgage loans (the "Mortgage Loans") secured by second liens on one- to four-family residential properties.

     Capitalized terms not otherwise defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

     In arriving at the opinions expressed below, we have examined such documents and records as we have deemed appropriate, including the following:

          (1) Signed copy of the Registration Statement on Form S-3 (File No. 333-118926) filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), (such registration statement, as declared effective by the Commission on October 18, 2004, is referred to herein as the "Registration Statement").

          (2) The Prospectus dated October 25, 2004 (the "Base Prospectus"), as supplemented by the Prospectus Supplement relating to the Public Certificates, dated December 16, 2004 (the "Prospectus Supplement"), in the form to be filed with the Commission pursuant to Rule 424(b) under the 1933 Act (the Base Prospectus, as supplemented by the Prospectus Supplement, the "Prospectus").

          (3)  The  Pooling  and  Servicing   Agreement   (together  with  the
     Prospectus, the "Documents").

          (4) A specimen Certificate of each Class of Certificates.

     In addition, we have made such investigations of such matters of law as we deemed appropriate as a basis for the opinions expressed below. Further, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals. Our opinions are also based on the assumption that there are no agreements or understandings with respect to those transactions contemplated in the Documents other than those contained in the Documents. Furthermore, our opinions are based on the assumption that all parties to the Documents will comply with the terms thereof, including all tax reporting requirements contained therein. We have assumed that the transactions described are not part of another transaction or another series of transactions that would require the Company, any investor, or other participant to treat such transaction or transactions as subject to the disclosure, registration, or list maintenance requirements of sections 6011, 6111, or 6112 of the Code.

     As to any facts material to the following opinions which we did not independently establish or verify, we have relied upon statements and representations of the responsible officers and other representatives of the Company and of public officials and agencies. We have, for

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SIDLEY AUSTIN BROWN & WOOD LLP                                       NEW YORK

December 29, 2004
Page 3



purposes of rendering the opinions, also relied on certain factual, numerical and statistical information which is based on the assumptions used in pricing the Certificates.

     Based upon the foregoing, we are of the opinion that: (i) each REMIC described in the Pooling and Servicing Agreement will qualify as a real estate mortgage investment conduit within the meaning of Section 860D of the Code,
(ii) the Public Certificates other than the Class A-R Certificates (the "Regular Certificates") will be treated as regular interests in the Master REMIC, (iii) the Class A-R Certificates will represent ownership of the sole class of residual interest in each REMIC described in the Pooling and Servicing Agreement and (iv) the rights of the Regular Certificates (other than the Class A-IO Certificates) to receive payments from the Carryover Reserve Fund with respect to Net Rate Carryover represent, for federal income tax purposes, contractual rights coupled with regular interests within the meaning of Treasury regulations ss.1.860G-2(i).

     These opinions are based upon the current provisions of the Code and Treasury regulations issued or proposed thereunder, Revenue Rulings and other published releases of the Internal Revenue Service and current case law, any of which can change at any time. Any change could apply retroactively and modify the legal conclusions upon which our opinions are based. Our opinion is limited as described above, and we do not express an opinion on any other tax aspect of the transactions contemplated by the Pooling and Servicing Agreement or the effect of such transactions on Countrywide Financial Corporation, any member of its federal consolidated group or any of its wholly owned affiliates.

     In rendering the foregoing opinions, we express no opinion on the laws of any jurisdiction other than the federal income tax laws of the United States. This opinion is rendered as of the date hereof and we undertake no obligation to update this opinion or advise you of any changes in the event there is any change in legal authorities, facts, assumptions or documents on which this opinion is based (including the taking of any action by any party to the Documents pursuant to any opinion of counsel or a waiver), or any inaccuracy in any of the representations, warranties or assumptions upon which we have relied in rendering this opinion unless we are specifically engaged to do so. This opinion is rendered only to those to whom it is addressed and may not be relied on in connection with any transactions other than the transactions contemplated herein. This opinion may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                       Very truly yours,

                                       /s/ Sidley Ausitn Brown & Wood LLP